SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 7, 2007

Health Enhancement Products, Inc.
(Exact Name Of Registrant As Specified In Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-30415	87-0699977
(Commission File Number)	(I.R.S. Employer Identification No.)

7740 East Evans Rd., Suite A100, Scottsdale, AZ	85260
(Address of Principal Executive Offices)	(Zip Code)

(480) 385-3800
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; compensatory Arrangements of Certain Officers

On September 7, 2007, Thomas D. Ingolia resigned as director and CEO of the Registrant and HEPI Pharmaceuticals, Inc., its wholly owned subsidiary. Effective immediately Janet Crance, currently a director and the Chief Accounting Officer of each such company, will on a part time basis act as the Chief Administrative Officer of both companies.  Ms. Crance will receive $1,500 per week as compensation for her services.

Ms. Crance has served as Chief Accounting Officer of HEPI Pharmaceuticals, Inc. since inception and was appointed as a director on May 31, 2007.  For more than the past five years, Ms. Crance has been a professional accountant.  She also has served as Chief Accounting Officer of the Registrant since June 22, 2005 and was appointed as a director of Health Enhancement Products, Inc. on November 30, 2006.  Ms. Crance has over 31 years experience in the field of accounting, including both the public and private sectors.  She has been a Certified Public Accountant for sixteen years.  Professional affiliations include the American Institute of Certified Public Accountants and the Arizona Society of Certified Public Accountants.  She has served for two years as the President of the Central Chapter of the Arizona Society, which includes the greater Phoenix area.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 10, 2007	HEALTH ENHANCEMENT PRODUCTS, INC.

By /s/Janet L. Crance
Janet L. Crance, Chief Administrative Officer

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